Exhibit 10.3

TRITON BIOSYSTEMS, INC.

2001 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of the Triton BioSystems, Inc. 2001 Equity Incentive Plan (the “Plan”) are to: (a) assist Triton BioSystems, Inc., a Delaware corporation (the “Company”), and its affiliated companies in recruiting and retaining highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

a. “Affiliate” means, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity; provided, however, that a Newco, as defined herein, shall not be considered an Affiliate of the Company for purposes of this Plan.

b. “Award” means a grant of Options or Restricted Shares pursuant to the provisions of this Plan.

c. “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

d. “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in this Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

e. “Cause” exists when the Participant (as determined by the Board of the Company, Newco or Affiliate for which the Participant then provides services, in its sole discretion):

(i) engages in any type of disloyalty to the Company, Newco or Affiliate for which the Participant then provides services, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or otherwise breaches any fiduciary duty owed to that company;

(ii) is convicted of a felony or a misdemeanor involving moral turpitude;

(iii) enters a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude;

(iv) discloses any confidential, proprietary, business or technical information or trade secret of the Company, a Newco or an Affiliate; or

(v) breaches any agreement with or duty to the Company, Newco or Affiliate for which the Participant then provides services, including an agreement which prohibits competition with the Company, a Newco or an Affiliate, or the solicitation of any employees of the Company, a Newco or an Affiliate.

f. “Change in Control” means (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding an underwritten public offering of the common stock of the Company) by stockholders of the Company, in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the then outstanding common stock of the Company to one or more Persons (other than to Persons who are shareholders of the Company on the date that this Plan is adopted by the Board, or to Affiliates of any such shareholders), (ii) the sale of substantially all the assets of the Company, or (iii) the liquidation or dissolution of the Company. Notwithstanding the foregoing, a transaction will not constitute a Change in Control if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.

g. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

h. “Committee” will mean a committee appointed by the Board in accordance with Section 2 of this Plan.

i. “Director” means a member of the Board.

j. “Disability” means a disability which renders a Participant unable to perform the full extent of his duties and responsibilities to the Company, Newco or Affiliate for which he then provides services, by reason of his illness or incapacity which would entitle him to receive Social Security Income under the Social Security Act, as amended, and the regulations promulgated thereunder. “Disabled” will mean having a Disability. The determination of whether a Participant is Disabled will be made by the Board of the Company, Newco or Affiliate for which the Participant then provides services, and such determination will be conclusive; provided, however, that if a Participant is bound by the terms of an employment or consulting agreement between the Participant and that Company, whether the Participant is “Disabled” for purposes of the Plan will be determined in accordance with the procedures set forth in said employment agreement, if such procedures are therein provided.

k. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

l. “Fair Market Value” means, as of any date: (i) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices.

m. “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

n. “Newco” means Elecon, Inc., Sensera, Inc. or Triton Systems, Inc.

o. “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m).

p. “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

q. “Option” means any option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5 hereof.

r. “Participant” means an individual to whom an Award is granted pursuant to the eligibility requirements of Section 4.

s. “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

t. “Restricted Shares” means Shares that are subject to restrictions pursuant to Section 7 hereof.

u. “Share” means a share of the common stock of the Company, subject to substitution or adjustment as provided in Section 3(c) hereof.

v. “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration.

The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Members of the Board who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.

The Board will have full authority to grant Awards under this Plan. In particular, the Board will have the authority:

a. to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

b. to determine the type of Award to be granted to any person hereunder;

c. to determine the number of Shares, if any, to be covered by each such Award;

d. to establish the terms and conditions of each Award Agreement;

e. to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

f. to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); to amend the terms of any Award Agreement, provided that the Participant consents to such amendment; and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No member of the Board will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

a. Shares Subject to the Plan. The Shares to be subject to Options or Restricted Shares under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Options or Restricted Shares under the Plan is 7,000,000 and the Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no individual will receive, in any calendar year, Awards for more than an aggregate of 7,000,000 Shares.

b. Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent that any Restricted Share is canceled, repurchased or forfeited for any reason, that Share will again become available for grant under the Plan.

c. Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, stock distribution or dividend, stock split or combination, or other change in entity structure affecting the Shares, substitutions or adjustments may be made to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, in the number and exercise price of outstanding Options, as may be determined to be appropriate by the Board, in its sole and absolute discretion.

d. Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of a Change in Control, the Board will, in its sole and absolute discretion, and contingent upon the occurrence of that Change in Control, take any one or more of the following actions with respect to each outstanding Award (whether or not vested or forfeitable, in the case of an Option or Restricted Shares): (i) cause an Option to become fully vested and immediately exercisable; (ii) cause Restricted Shares to become non-forfeitable; (iii) cancel an Option in exchange for an option to purchase common stock of any successor company; (iv) substitute Restricted Shares in exchange for restricted stock of any successor company; (v) cancel an Option in exchange for cash and/or other substitute consideration with a value equal to the difference between the Option exercise price and the Fair Market Value per Share on the date of such Change in Control; or (vi) redeem Restricted Shares in exchange for cash and/or other substitute consideration.

SECTION 4. Eligibility. Employees, directors, consultants, and other individuals who provide services to the Company, a Newco or any Affiliate are eligible to be granted awards under the Plan. Persons who are not employees of the Company or a Subsidiary are eligible to be granted Awards, but are not eligible to be granted Incentive Stock Options.

SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Options may be granted alone or in addition to other Awards. Any Option granted under the Plan will be in such form as the Board may from time to time approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

a. Option Price. The exercise price per Share purchasable under a Non-Qualified Stock Option will be determined by the Board. The exercise price per Share purchasable under an Incentive Stock Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

b. Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five (5) years. No Option may be exercised by any person after expiration of the term of the Option.

c. Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

d. Method of Exercise. Subject to the exercise provisions under Section 5(c) and the termination provisions set forth in Section 6, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Company specifying the number of Shares to be purchased.

(i) Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept.

(ii) As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

(iii) If the Board determines that payment may be made in the form of previously acquired Shares, then, at the election of the Participant, the purchase price for any or all of the Shares to be acquired may be paid by: (A) surrender of Shares held by or for the account of the Participant with a Fair Market Value per Share, as of the exercise date, equal to the purchase price multiplied by the number of Shares to be purchased, or (B) the surrender of any exercisable but unexercised portion of the Option having an Option Spread (as defined below) equal to the purchase price multiplied by the number of Shares to be purchased. The “Option Spread” of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total Fair Market Value of the Shares underlying the surrendered portion of the Option over the total exercise price of the Shares underlying the surrendered portion of the Option.

(iv) No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate(s) evidencing the Shares that are being issued upon exercise of the Option.

e. Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. Any Option not meeting such limitation will be treated for all purposes as a Non-Qualified Stock Option.

f. Termination of Employment. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 6 with respect to exercise upon termination of employment.

SECTION 6. Termination of Service. Unless otherwise specified with respect to a particular Award, Options granted hereunder will remain exercisable after termination of service only to the extent specified in this Section 6; provided, however, that if the Participant’s termination of service with the Company or a Newco is followed by his contiguous engagement by a Newco or the Company, such termination shall not be treated as a termination of service for purposes of this Section 6.

a. Termination by Reason of Death. If a Participant’s service with the Company, a Newco or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then one (1) year from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

b. Termination by Reason of Disability. If a Participant’s service with the Company, a Newco or any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determinate at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then twelve (12) months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) about, then upon the expiration of the stated term of such Option.

c. Cause. If a Participant’s service with the Company, a Newco or any Affiliate is terminated for Cause: (i) any Option not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

d. Other Termination. If a Participant’s service with the Company, a Newco or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

SECTION 7. Restricted Shares.

a. Issuance. Restricted Shares may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards.

b. Awards. The Award Agreement evidencing the grant of any Restricted Shares will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Shares may, but need not, be zero.

c. Certificates. A share certificate will be issued in connection with each Award of Restricted Shares. Such certificate will be registered on the Company’s books in the name of the Participant receiving the Award, and will bear the following legend as well as any other legend required by this Plan, the Award Agreement, the Company’s shareholders’ agreement, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE TRITON BIOSYSTEMS, INC. 2001 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND TRITON BIOSYSTEMS, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF TRITON BIOSYSTEMS, INC. AND WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Shares be held in custody by the Company or in escrow by an Escrow Agent until the restrictions thereon have lapsed, and that, as a condition of any Restricted Share Award, the Participant deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

d. Restrictions and Conditions. The Restricted Shares awarded pursuant to this Section 7 will be subject to the following restrictions and conditions:

(i) During a period commencing with the date of grant of an Award of Restricted Shares and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. The Board may condition the lapse restrictions on Restricted Shares upon the continued employment or service of the recipient with the Company, a Newco or an Affiliate, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Prior to the expiration of the Restriction Period, the Participant will not be entitled to receive any cash distributions or dividends paid with respect to Restricted Shares and will not be entitled to vote such Restricted Shares. A Participant will be entitled to receive any distributions or dividends paid in the form of securities with respect to Restricted Shares, but such securities will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company, Newco or Affiliate terminates prior to the expiration of the Restriction Period for reasons other than death or Disability, all of that Participant’s Restricted Shares which then remain subject to forfeiture will be forfeited.

(iv) Upon the death or Disability of a Participant during the Restriction Period:

(A) restrictions based on continued employment or service with the Company, a Newco or an Affiliate will lapse with respect to a percentage of the Restricted Shares granted to the Participant that is equal to the percentage of the Restriction Period that has elapsed as of the date of death or the date on which such Disability commenced (as determined by the Board of the Company, Newco or Affiliate for which the Participant then provided services, in its sole discretion), and

(B) restrictions based on individual or corporate performance will lapse to the extent determined by the Board in its sole discretion.

(v) In the event of hardship or other special circumstances of a Participant whose service with the Company, Newco or Affiliate is involuntarily terminated (other than for Cause), the Board may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, based on such factors as the Board may deem appropriate.

(vi) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period (or if and when the restrictions applicable to Restricted Shares lapse pursuant to Sections 3(d), 7(d)(iv) or 7(d)(v)), the certificates for such Shares will be replaced with new certificates, without the restrictive legend described in Section 7(c), and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

(vii) Notwithstanding the foregoing, if the Participant’s termination of service with the Company or a Newco is followed by his contiguous engagement by a Newco or the Company, such termination shall not be treated as a termination of service for purposes of this Section 7.

SECTION 8. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award that is outstanding under the Plan, without the Participant’s consent, or which, without the approval of such amendment by the Company’s shareholders (pursuant to its by-laws and the Delaware General Corporation Law) within one year (365 days) of its adoption by the Board, would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 9. Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to other Awards hereunder.

SECTION 10. General Provisions.

a. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

b. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

c. Neither the Company’s adoption of the Plan nor the granting of an Award hereunder will confer upon any employee of the Company, a Newco or an Affiliate the right to continued employment or engagement, nor will it interfere in any way with the right of that company to terminate the employment of any of its employees at any time.

d. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

e. The Board will establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

f. Except as may otherwise be specifically determined by the Board with respect to a particular Award, no Award will be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Awards will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

SECTION 11. Effective Date of Plan. This Plan will become effective on the date that it is approved by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of Company’s outstanding voting shares is present, either in person or by proxy.

SECTION 12. Term of Plan. This Plan will continue in effect until terminated in accordance with Section 8; provided, however, that no Incentive Stock Option will be granted hereunder on or after the tenth (10th) anniversary of the date of shareholder approval of the Plan; but provided further, that Incentive Stock Options granted prior to such tenth anniversary may extend beyond that date.

SECTION 13. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 14. Governing Law. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 15. Board Action. Notwithstanding anything to the contrary set forth in this Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with this Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

a. the Company’s governing documents (as the same may be amended and/or restated from time to time); and

b. any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 16. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received.

ADOPTION AND APPROVAL OF PLAN

Date Plan adopted by Board: March 23, 2001

Date Plan approved by Shareholders: March 23, 2001

Effective Date of Plan: March 23, 2001